Exhibit 5.1

            , 2014

Fulbright & Jaworski LLP 300 Convent Street, Suite 2100 San Antonio, Texas 78205-3792 United States Tel +1 210 224 5575 Fax +1 210 270 7205 nortonrosefulbright.com

Enovation Controls, Inc.

5311 South 122nd East Avenue

Tulsa, Oklahoma 74146

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Enovation Controls, Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale by the Company (the “Offering”) of up to shares (the “Shares”) of Class A common stock, par value $0.00001 per share (which includes shares subject to the underwriters’ option to purchase additional shares to cover overallotments), pursuant to a prospectus forming a part of a Registration Statement on Form S-1, Registration No.                     , originally filed with the Securities and Exchange Commission on                     (such Registration Statement, as amended through the date hereof, being referred to herein as the “Registration Statement”).

In connection with this opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) the Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto; and (iii) a definitive underwriting agreement with respect to the sale of the Shares, in the form filed as an exhibit to the Registration Statement, will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

In connection with the opinion expressed herein, we have examined, among other things: (i) the form of Amended and Restated Certificate of Incorporation of the Company (the “New Charter”) and the form of Amended and Restated Bylaws of the Company (the “New Bylaws”) to be in effect in connection with the consummation of the Offering and filed as exhibits to the Registration Statement; (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering; (iii) the Registration Statement; and (iv) the form of underwriting agreement filed as an exhibit to the Registration Statement.

We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records, and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

            , 2014

Based upon and subject to the foregoing, we are of the opinion that the Shares, upon (i) the due filing of the New Charter with the Secretary of State of the State of Delaware, (ii) the adoption by the Board of Directors of the Company of the New Bylaws, and (iii) the delivery of the Shares in accordance with a definitive underwriting agreement approved by the Board of Directors of the Company against payment of the consideration therefor provided for therein (not less than the par value of the Shares), will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,